                                                             Exhibit 23.1


                        INDEPENDENT AUDITOR'S CONSENT

Roseland Oil and Gas, Inc.
Garland, Texas

We hereby consent to the use in the 10KSB filing of our report dated February 28, 1999, relating to the financial statements of Roseland Oil and Gas, Inc. for the year ended June 30, 1998, which is contained in that filing.

We also consent to the reference to the reference to us under the caption "Experts".


                                         /s/ Weaver and Tidwell, L.L.P.
                                        -----------------------------------
                                         WEAVER AND TIDWELL, L.L.P.

Dallas, Texas
June 15, 1999